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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PENNZOIL COMPANY
                           (AS OF DECEMBER 31, 1995)

                                                                           PZL        PARENT
                                                                          -----       -----
Duval Corporation of Indonesia (Delaware)..............................    100%
Duval Sales International, S.A. (Belgium)..............................    100%
Duval Services Company (Belgium).......................................     99%
Jiffy Lube International, Inc. (Nevada)................................    100%
     American Oil Change Corporation (Delaware)........................                100%
     Heritage Merchandising Co., Inc. (Virginia).......................                100%
     Jiffy Lube International of Maryland, Inc. (Maryland).............                100%
Pennzoil Exploration and Production Company (Delaware).................    100%
     Cachuma Gas Processing Company (Delaware).........................                100%
     Capitan Oil Pipeline Company (Delaware)...........................                100%
     Pennzoil Gas Marketing Company (Delaware).........................                100%
          PennUnion Energy Services, L.L.C. (Delaware).................                 50%
     Pennzoil International Company (Delaware).........................                100%
          Pennzoil Caspian Corporation (British Virgin Islands)........                100%
          Pennzoil Caspian Development Corporation (British Virgin
            Islands)...................................................                100%
          Pennzoil Egypt, Inc. (Delaware)..............................                100%
          Pennzoil Qatar, Inc. (Delaware)..............................                100%
          Pennzoil Venezuela Corporation, S.A. (British Virgin
            Islands)...................................................                100%
     Pennzoil Petroleum Pipeline Company (Delaware)....................                100%
     Pennzoil Petroleums Ltd. (Delaware)...............................                100%
          Pennzoil Canada, Inc. (Alberta)..............................                100%
     Sisquoc Gas Pipeline Company (Delaware)...........................                100%
Pennzoil Products Company (Nevada).....................................    100%
     Atlas Processing Company (Delaware)...............................                100%
          Excel Paralubes (Texas General Partnership)..................                 50%
     Pennzoil Iberica (Spain)..........................................                100%
     Pennzoil Industrial Company (Nevada)..............................                100%
     Pennzoil Products Australia Company (Nevada)......................                100%
     Pennzoil Products Europe B.V. (Netherlands).......................                100%
          Pennzoil Deutschland GmbH Mineralolvertrieb (Germany)........                100%
          Pennzoil Europe B.V. (Netherlands)...........................                100%
     Pennzoil Wax Partner Company (Nevada).............................                100%
          Bareco Products (South Carolina General Partnership).........                 50%
               Bareco International Sales Corporation (Virgin
                 Islands)..............................................                100%
     UMW Pennzoil Distributors SDN. BHD. (Malaysia)....................                 50%
Richland Development Corporation (Nevada)..............................    100%
     Inco Real Estate Company (Nevada).................................                100%
     Savannah Company Limited (Bermuda)................................                100%
     Vermejo Park Corporation (Delaware)...............................                100%
          Vermejo Minerals Corporation (Delaware)......................                100%